Exhibit 99.5

October 10, 2023

Via Electronic Mail

Messrs.

FCA Argentina S.A.

Carlos María della Paolera 265, 22nd floor

City of Buenos Aires

Republic of Argentina

Attention: Francisco Bellucci and Matheus Rocha

Email: francisco.bellucci@stellantis.com and matheus.rocha@stellantis.com

Re: CCC Offer No. 2/2023

Dear Sirs,

ANDES CORPORACIÓN MINERA S.A., a company duly organized and existing under the laws of the Republic of Argentina, with its legal domicile at Perú 930, 2nd floor of the City of Mendoza (the “Seller”) is pleased to submit this irrevocable offer to FCA ARGENTINA S.A., a company duly organized and existing under the laws of the Republic of Argentina, with its legal domicile at Carlos María della Paolera 265, 22nd floor, City of Buenos Aires (“Stellantis”, and together with the Seller, the “Parties”, and each a “Party”) to enter into an amendment to the CCCPRA (as defined in Annex I), subject to the terms and conditions set forth in Annex I attached hereto (the “Offer”).

This Offer will be valid for a term of five (5) business days from the date hereof (the “Validity Term”), and shall be considered accepted by Stellantis only if the Seller receives within the Validity Term from Stellantis a letter expressly accepting this Offer.

Any term, condition, statement, representation or guarantee expressed in this Offer which may indicate an assertion, abstention, commitment and/or general right or obligation – whatever the grammatical form may be – shall only be enforceable and valid for the Parties if this Offer is accepted pursuant to the terms hereof. If this Offer is not accepted, such term, condition, statement, representation and/or guarantee shall not be valid or enforceable and shall not cause any legal commitment since they shall be deemed as if they had not been written.

Upon acceptance of this Offer by Stellantis, in accordance with the procedure set forth above, the amendment to the CCCPRA (the amendment being referred to herein as the “Agreement”) shall enter into force between the Parties and shall be governed by the terms and conditions hereby attached as Annex I as of the date on which the acceptance is received by the Seller (the “Effective Date”).

This Offer will be governed in accordance with the laws of the State of New York.

Sincerely,

Andes Corporación Minera S.A.

/s/ Robert McEwen
Name: Robert McEwen
Title: Authorized Signatory

I have the authority to bind the company

ANNEX I

TERMS AND CONDITIONS

WHEREAS by CCC Offer No. 1/2023 issued by the Seller on February 23, 2023 and accepted by Stellantis on February 24, 2023, the Parties entered into a copper cathodes and concentrates purchase rights agreement (the “CCCPRA”);

AND WHEREAS capitalized terms used and not otherwise defined herein have the meanings given to them in the CCCPRA;

AND WHEREAS the Seller is an indirect wholly owned subsidiary of McEwen Copper Inc. (“MCI”);

AND WHEREAS pursuant to a subscription agreement (the “Subscription Agreement”) dated on or about the date hereof between Stellantis and MCI, Stellantis has agreed to subscribe for, and MCI has agreed to issue to Stellantis, 1,900,000 common shares of MCI;

AND WHEREAS it is a condition to the closing of the transactions contemplated in the Subscription Agreement that the Seller issue the Offer to Stellantis, and the Parties wish to enter into this Agreement to set forth certain amendments to the CCCPRA;

NOW THEREFORE, in consideration of the mutual covenants and agreements of the Parties hereinafter contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each Party) if the Offer is accepted in accordance with the procedure set forth in the main body of the Offer, the following Terms and Conditions of the Agreement shall enter into force as of the Effective Date.

1.	The CCCPRA remains in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby. Except as expressly provided in this Agreement, no terms and conditions of the CCCPRA are hereby amended, modified, supplemented or waived. From the Effective Date, the CCCPRA and this Agreement shall be read together to the extent reasonably possible as though all of the terms of both documents were contained in one instrument.

2.	Section 1 is hereby deleted and replaced as follows:

“1.           Option Grant: For the sum of ten (10) United States Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller hereby irrevocably grants to Stellantis and its affiliates (collectively, the “Stellantis Group”) the option (the “Option”) to acquire and receive from the Seller, and the Seller agrees, if the Option is exercised, to sell and deliver to each Stellantis Buyer (as defined herein) copper cathodes (“Cathodes”) and copper concentrates (“Concentrates”) in such amounts as are described in Sections 3 and 3.1, produced by the Seller from the Project, free and clear of any mortgages, charges, assignments, pledges, security interests, liens or other encumbrances or adverse claims of any nature or kind securing any obligation of any person (“Encumbrances”), on and subject to the terms and conditions set forth herein. The “Project” means the Los Azules project located in the Province of San Juan, Argentina, which is comprised of the mining and mineral processing operations on or in the vicinity of the mining rights listed in, and the map set out in, Schedule A hereto. The Parties acknowledge and agree that Stellantis holds the benefits and rights under this Agreement, including the right to exercise the Option, for and on behalf of itself and the other members of the Stellantis Group.

3.	Section 2.2 is hereby deleted and replaced as follows:

“2.2.       At any time during the Option Period, Stellantis may exercise the Option by providing written notice (the “Option Exercise Notice”) to the Seller.

Upon receipt of the Option Exercise Notice, the Parties shall negotiate in good faith the terms and conditions of a definitive copper offtake agreement or agreements (the “Definitive Agreements”, and such term shall include the singular and plural), which will incorporate the Cathodes and Concentrates purchase rights of the Stellantis Group described herein, to be executed by the Seller and Stellantis (or another company in the Stellantis Group designated by Stellantis) within the following ninety (90) day period. The “Stellantis Buyer” means any company in the Stellantis Group designated by Stellantis from time to time as purchaser of Cathodes or Concentrates under the Definitive Agreements.

4.	A new Section 3.1 is hereby added as follows:

“3.1        (a) Notwithstanding Stellantis’ Ownership Percentage and any other provision to the contrary herein, subject to Stellantis’ compliance with Section 3.2, the Stellantis Buyer shall have the right (the “Minimum Cathodes Offtake Right”) under the Definitive Agreements to elect, in respect of each calendar year, to purchase 10,000 tonnes of Cathodes (or a lesser amount, at the Stellantis Buyer’s election) produced from the Project; provided that the total production of Cathodes during such calendar year from the Project is projected by the Seller (acting in good faith) to be at least 25,000 tonnes; provided, further, that, if the Seller projects less than 25,000 tonnes of Cathodes production for a year, then the Stellantis Buyer shall have the right to purchase an amount equal to 40% of the projected Cathodes production (the “Adjusted Amount”) (or a lesser amount, at the Stellantis Buyer’s election) during such year; and if the actual Cathodes production for such year exceeds 25,000 tonnes, then an amount equal to 10,000 tonnes of Cathodes less the Adjusted Amount shall be carried forward in the form of a purchase right (and not a purchase obligation) to subsequent year(s) (the “Carried-Forward Tonnage”) in a manner to be agreed by the Parties, each acting in good faith, and included in the Definitive Agreements (and such Carried-Forward Tonnage purchase right shall be in addition to any other Cathodes or Concentrates purchase rights in this Article 3).

(b) For the avoidance of doubt, the Minimum Cathodes Offtake Right shall not be linked in any respect to Stellantis’ Ownership Percentage (i.e., if, based on Stellantis’ then Ownership Percentage and the other purchase rights in this Article 3, Stellantis would have the right to purchase 7,500 tonnes of Cathodes in the applicable year, Stellantis shall, as a result of the application of this Section 3.1, have the right to purchase 10,000 tonnes of Cathodes (or a lesser amount, at the Stellantis Buyer’s election) during such year, on and subject to the other terms and conditions in this Section 3.1). For the further avoidance of doubt, any Cathodes purchased by the Stellantis Buyer pursuant to the Minimum Cathodes Offtake Right (except for Carried Forward Tonnage, as applicable) shall be included when determining: (i) quantity limits imposed in respect of other purchase rights under this Article 3, and (ii) the amount of annual Cathodes production from the Project in the relevant calendar year. Finally, for the yet further avoidance of doubt, for so long as this Section 3.1 remains in effect, the Stellantis Buyer shall always have the right to purchase the greater of (x) the amount of Cathodes permitted under this Section 3.1 and (y) the amount of Cathodes permitted under this Article 3 based on its Ownership Percentage.”

5.	A new Section 3.2 is hereby added as follows:

“3.2         In consideration of the benefit that the Minimum Cathodes Offtake Right will confer upon Stellantis, which right is conditional upon Stellantis’ compliance with this Section 3.2, Stellantis will not, without the prior consent of McEwen Copper Inc. (“MCI”), from the Effective Date until [Insert date that is 10 years after closing date] (the “Limitation Period”): (i) offer, sell, contract to sell, pledge, transfer, assign or otherwise dispose of (including, without limitation, by making any short sale, engage in any hedging, monetization or derivative transaction), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common or any other securities of MCI that are substantially similar to common shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of common shares of MCI or such other securities, in cash or otherwise in respect of, any common shares of MCI which have been issued, sold or otherwise transferred to Stellantis by MCI from time to time (the “Affected Securities”).

The above paragraph shall not apply to, and for certainty Stellantis shall not require the prior consent of MCI to: (a) sell or transfer any of the Affected Securities to any other company in the Stellantis Group provided the transferee thereof agrees in writing to be bound by the terms of this Section 3.2 for the remainder of the Limitation Period; or (b) sell any of the Affected Securities pursuant to a bona fide take-over bid or similar transaction made to all holders of MCI’s common shares, including, without limitation, a merger, business combination, share exchange, arrangement or amalgamation, involving a change of control of MCI and provided that, in the event such transaction is not completed, the Affected Securities shall remain subject to the restrictions contained in this Section 3.2.

In the event that Stellantis completes a sale of Affected Securities during the Limitation Period, except for any sale pursuant to an exemption described in the paragraph above, Stellantis shall give written notice to the Seller within 10 days thereafter referencing this Section 3.2 and confirming such non-exempt sale of Affected Securities has occurred, following which Section 3.1 shall be deemed to be terminated permanently. For the avoidance of doubt, the consequences of Stellantis breaching any of its obligations under this Section 3.2 shall be limited to the termination of Section 3.1 and neither MCI nor the Seller shall have any other remedy or recourse against Stellantis or any other company in the Stellantis Group as a result thereof. For the avoidance of doubt, other than termination of Section 3.1, any breach of this Section 3.2 by Stellantis shall not result in the termination of any provision or any rights of Stellantis under this Agreement or under the Definitive Agreements, and such Agreements shall otherwise continue in full force and effect (i.e., if Stellantis completes a non-exempt sale of Affected Securities during the Limitation Period, then Stellantis shall nonetheless retain the right to purchase up to an amount of Cathodes and/or Concentrates (or a combination thereof) produced from the Project based on its then Ownership Interest, as described more fully in this Article 3).”

6.	A new Section 4.1 is hereby added as follows:

“4.1        Without limiting any other provision in this Article 4 (including but not limited to the requirement that purchase prices in the Definitive Agreements be no less favorable to the Stellantis Buyer than the most favorable prices (for a purchaser’s perspective) that the Seller has agreed with any other party), the Definitive Agreements shall include an option for the Stellantis Buyer to elect, in respect of London Metal Exchange (LME) Grade “A” Cathodes (or such other equivalent grade of Cathodes as may be produced from the Project, from time to time), to:

(a)	price Cathode deliveries at the average daily closing price on the LME during the 30- calendar days prior to the delivery date (“First Quotational Period”); or

(b)	price Cathode deliveries at the average daily closing price on the LME during the 30- calendar days after the delivery date (“Second Quotational Period”),

provided that the Stellantis Buyer must make the election to use the First Quotational Period or Second Quotation Period at least two business days prior to payment, such payment to be due 30 days from the delivery date.”

7.	A new Section 13 is hereby added as follows:

“13.         Amendment: This Agreement may only be amended by the written agreement of all the Parties or, as applicable, their permitted successors and assigns.”

8.	A new Section 14 is hereby added as follows:

“14.         Notice:

(a)	All notices and other required or permitted communications (each a “Notice”) to a Party shall be in writing, and shall be addressed respectively as follows:

(i)  If to the Seller:

Perú 930, 2nd floor

City of Mendoza

Republic of Argentina

Attention: General Counsel

E-mail: notice@mcewenmining.com

(ii)  If to Stellantis:

Carlos María della Paolera 265, 22nd floor

City of Buenos Aires

Republic of Argentina

Attention: Francisco Bellucci and Matheus Rocha

Email: francisco.bellucci@stellantis.com and matheus.rocha@stellantis.com and a copy to:

McCarthy Tétrault LLP
Suite 2400 – 745 Thurlow Street
Vancouver, B.C. V6E 0C5

Attention: Shawn Doyle
Email:     sdoyle@mccarthy.ca

(b)	All Notices shall be given:

(i)	by personal delivery;

(ii)	by electronic communication, capable of producing a printed transmission;

(iii)	by registered or certified mail return receipt requested; or

(iv)	by overnight or other express courier service.

(c)	All Notices shall be effective and shall be deemed given on the date of receipt at the principal address if received during normal business hours on a business day in the jurisdiction of the recipient, and, if not received during normal business hours, on the next business day in the jurisdiction of the recipient following receipt, or if by electronic communication, on the date of such communication if received by the recipient during normal business hours on a business day in the jurisdiction of the recipient, and, if not received during normal business hours, on the next business day in the jurisdiction of the recipient following receipt. Any change of address may be made by Notice to the other Parties.

9.	Schedule B of the CCCPRA is hereby deleted.

10.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any conflict of laws principles thereunder).

[Remainder of page has been intentionally left blank.]